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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 17, 2000


                        ALGOS PHARMACEUTICAL CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

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               Delaware                                 000-28844                             22-3142274
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
    (State or other jurisdiction of             (Commission File Number)                   (I.R.S. Employer
             Incorporation)                                                             Identification Number)
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                 1333 Campus Parkway, Neptune, New Jersey 07753
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               (Address of principal executive offices) (Zip Code)

                                 (732) 938-5959
                                 --------------
              (Registrants' telephone number, including area code)

                                      N/A
                                      ---
         (former name or former address, if changed since last report)
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ITEM 1(b).        CHANGE IN CONTROL OF REGISTRANT

         On April 17, 2000, Algos Pharmaceutical Corporation entered into an amendment to its Amended and Restated Agreement and Plan of Merger with Endo Pharmaceuticals Holdings Inc. and Endo's wholly-owned subsidiary, Endo Inc. The merger agreement provides that, upon satisfaction or, where applicable, waiver of certain conditions, Algos will merge into Endo Inc., with Endo Inc. surviving the merger as a wholly-owned subsidiary of Endo.

         Under the merger agreement, each share of Algos common stock will be exchanged for one share of common stock of Endo, such that the holders of Algos common stock will, at the time of the merger, own 20% of the combined public company's approximately 89.5 million pro forma fully diluted shares outstanding. In addition, the merger agreement provides that each holder of Algos common stock will receive a warrant for each share of Algos common stock that the holder exchanges in the merger. These warrants will be subject to a warrant agreement and will be exercisable for a nominal price per share upon approval of MorphiDex(R) by the Food and Drug Administration, or the FDA.

         The April 17, 2000 amendment amends certain provisions relating to these warrants. In particular, the merger agreement had provided that if FDA approval of MorphiDex(R) was obtained on or before December 31, 2001, then upon exercise of the warrants, holders of the warrants would have received an additional 15% of the pro forma combined company (to be calculated as if all warrants had been exercised at the closing of the merger). The amendment changes the warrant provisions such that holders of the warrants will receive this additional 15% of the pro forma combined company (to be calculated as if all warrants had been exercised at the closing of the merger) if FDA approval of MorphiDex(R) is obtained on or before March 31, 2002, instead of December 31, 2001. In addition, under the merger agreement, this percentage was to be reduced by an amount that represented five percentage points for each six-month period after December 31, 2001 that MorphiDex(R) is not approved. The amendment provides instead that for the first six-month period after March 31, 2002 that MorphiDex(R) is not approved, this percentage will be reduced by an amount that represents six percentage points, and for the second six-month period after March 31, 2002 that MorphiDex(R) is not approved, by an amount that represents five percentage points. The merger agreement also provided that if FDA approval of MorphiDex(R) was not attained by December 31, 2002, the warrants would expire unexercised. The amendment extends this deadline to March 31, 2003. The amendment does not change any of the other provisions of these warrants. In addition, the amendment also provides that the termination date of the merger agreement will be extended from June 30, 2000 to July 31, 2000. The amendment is attached as Exhibit 2.1 to this report.

         The Exhibit hereto is incorporated by reference herein and form an integral part hereof.
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Item  7.    Financial Statements and Exhibits.

            Exhibits.

            2.1 Amendment, dated as of April 17, 2000, to the Amended and Restated Merger Agreement, dated as of March 3, 2000, among Algos Pharmaceutical Corporation, Endo Pharmaceuticals Holdings Inc. and Endo Inc.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2000

                                       ALGOS PHARMACEUTICAL CORPORATION

                                       By: /s/ John W. Lyle
                                           ---------------------------
                                           John W. Lyle
                                           President and Chief Executive Officer
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                                  EXHIBIT INDEX

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                                                                           Sequentially
Exhibit No.                                                                Numbered Page
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2.1       Amendment, dated as of April 17, 2000, to the Amended and Restated
          Merger Agreement, dated as of March 3, 2000, among Algos
          Pharmaceutical Corporation, Endo Pharmaceuticals Holdings
          Inc. and Endo Inc.

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